EXHIBIT 1

                             JOINT FILING AGREEMENT


         By this Agreement, the undersigned agree that this Statement on
Schedule 13D being filed on or about this date, and any subsequent amendments thereto filed by any of us, with respect to the securities of The Millbrook Press Inc. is being filed on behalf of each of us.



Date:    May 23, 2005                      RIVERSIDE CONTRACTING, LLC


                                           By   /s/ NEIL HERSKOWITZ
                                                ----------------------
                                                Neil Herskowitz, Manager


Date:    May 23, 2005                      REGEN PARTNERS I, LP,

                                           By REGEN PARTNERS LLC,
                                                 as General Partner


                                              By   /s/ NEIL HERSKOWITZ
                                                   ----------------------
                                                   Neil Herskowitz, Manager


Date:    May 23, 2005                      /s/ ELLIOT H. HERSKOWITZ
                                           --------------------------------
                                                 Elliot H. Herskowitz


Date:    May 23, 2005                      /s/ NEIL HERSKOWITZ
                                           --------------------------------
                                                 Neil Herskowitz